UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 19, 2006
Date of Report (Date of earliest event reported)
Matria Healthcare, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)
770-767-4500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On January 19, 2006, the registrant, Matria Healthcare, Inc. (“Matria”) completed its acquisition of CorSolutions Medical, Inc., a Delaware corporation (“CorSolutions”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 14, 2005, by and among Matria, Coral Acquisition Corp. (“Merger Sub”), an indirect wholly owned subsidiary of Matria, and CorSolutions. CorSolutions is a leading provider of disease management services to employers, health plans and government-sponsored healthcare programs.
     Pursuant to the Merger Agreement, Merger Sub merged with and into CorSolutions (the “Merger”), with CorSolutions continuing as the surviving corporation and as a wholly owned subsidiary of Matria.
     In the Merger, all outstanding capital stock and options and warrants to purchase capital stock of CorSolutions were converted into the right to receive a pro rata portion of the initial merger consideration, which was approximately $445 million. Of this amount, $20.3 million will be held in escrow (the “Escrow Amount”) for a period of up to 24 months to satisfy any potential indemnification claims which may be made by Matria under the terms of the Merger Agreement. Except as to certain specified matters, Matria will only be permitted to recover damages from the Escrow Amount if such damages exceed $4,500,000.
     Matria funded the Merger with the proceeds of term loans and revolving credit loans pursuant to a credit agreement with Bank of America, N.A., as administrative agent and collateral agent (the “First Lien Credit Facility”), and with the proceeds of a second lien term loan facility pursuant to a term loan agreement with Bank of America, N.A., as administrative agent and collateral agent (the “Second Lien Credit Facility” and, together with the First Lien Credit Facility, the “New Credit Facilities”). The New Credit Facilities are described in more detail in Item 2.03 below. The information set forth under Item 2.03 of this Current Report is hereby incorporated in this Item 1.01 by reference.
     Matria issued a press release on January 19, 2006, announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     The information set forth under Item 1.01 of this Current Report is hereby incorporated in this Item 2.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On January 19, 2006, Matria entered into the New Credit Facilities with Bank of America, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto. The New Credit Facilities provide for borrowings of up to an aggregate of $485,000,000, which includes both term loans and a revolving credit facility. The New Credit Facilities replaced Matria’s existing revolving credit facility with HFG Healthco-4 LLC.
     The First Lien Credit Facility consists of a $245 million Term Loan B facility (the “Term B Facility”), a $125 million Term Loan C facility (the “Term C Facility”), and a $30 million revolving credit facility (the “Revolving Credit Facility”). The maturity date for the Term B Facility is January 19, 2012; the maturity date for the Term C Facility is January 19, 2007, and the maturity date for the Revolving Credit Facility is January 19, 2011. The terms and conditions of the First Lien Credit Facilities are contained in the Credit Agreement, dated January 19, 2006 (the “Credit Agreement”), by and among Matria, certain of its domestic subsidiaries, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as issuing bank, swingline lender, administrative agent and collateral agent, a copy of which is attached hereto as Exhibit 10.1. Amounts borrowed under the Term B Facility and the Term C Facility accrue interest at a fixed spread over the Eurodollar Rate. Amounts borrowed under the Revolving Credit Facility accrue interest at a variable spread over the Eurodollar Rate, with the applicable spread determined by reference to Matria’s consolidated leverage ratio, as described in the Credit Agreement.
     The Second Lien Credit Facility consists of an $85 million second lien term loan facility. The maturity date for the Second Lien Credit Facility is July 19, 2012. The terms and conditions of the Second Lien Credit Facility are contained in the Term Loan Agreement, dated January 19, 2006 (the “Term Loan Agreement”), by and among Matria, certain of its domestic subsidiaries, as guarantors, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent, a copy of which is attached hereto as Exhibit 10.2. Amounts borrowed under the Second Lien Credit Facility accrue interest at a fixed spread over the Eurodollar Rate.
     The Credit Agreement and the Term Loan Agreement are collectively referred to herein as the “Facility Agreements” Amounts borrowed under the New Credit Facilities are fully and unconditionally guaranteed on a joint and several basis by substantially all of the subsidiaries of Matria. Amounts borrowed under the First Lien Credit Facility are secured by a first priority lien on substantially all of the assets of Matria and the subsidiary guarantors, and amounts borrowed under the Second Lien Credit Facility are secured by a second priority lien on such assets.
     The Facility Agreements contain various representations, warranties and affirmative, negative and financial covenants customary for financings of this type. The negative covenants include, without limitation, certain limitations on transactions with affiliates; liens; the incurrence of debt, sales of assets; and changes in business. The financial covenants contained in both of the Financing Agreements include a consolidated leverage ratio and a consolidated fixed charges coverage ratio. The Credit Agreement also contains a consolidated first lien leverage ratio.
     The Facility Agreements also contain customary events of default, including without limitation events of default arising out of nonpayment of principal, interest, or fees; material misrepresentations; default in the performance of any negative or financial covenant; default in performance of any other term or covenant for 30 days; bankruptcy or insolvency; unstayed judgments; or cross-defaults to monetary default of other indebtedness. If an event of default occurs, the lenders may terminate the commitment to make revolving credit loans under the Credit Agreements and declare the amounts outstanding under the New Credit Facilities, including all principal, accrued interest and unpaid fees, payable immediately.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.
     The audited financial statements of CorSolutions required to be filed will be filed by amendment to this Current Report not later than 71 days following the date this Current Report is required to be filed with the Securities and Exchange Commission.
(b)	Pro Forma Financial Information.
     The pro forma financial statements of Matria giving effect to the acquisition of CorSolutions required to be filed will be filed by amendment to this Current Report not later than 71 days following the date this Current Report is required to be filed with the Securities and Exchange Commission.
(d)	Exhibits
10.1	Credit Agreement, dated January 19, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as issuing bank, swingline lender, administrative agent and collateral agent

10.2	Term Loan Agreement, dated January 19, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as administrative agent and collateral agent

99.1	Press Release, dated January 19, 2006

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIA HEALTHCARE, INC.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: January 25, 2006

Exhibit Index

10.1	Credit Agreement, dated January 19, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as issuing bank, swingline lender, administrative agent and collateral agent

10.2	Term Loan Agreement, dated January 19, 2006, by and among Matria, certain of its domestic subsidiaries, as guarantors and Bank of America, N.A. as administrative agent and collateral agent

99.1	Press Release, dated January 19, 2006